EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this registration statement of our report dated March 13, 2014, relating to the financial statements of Property Management Corporation of America, a development stage company, and to the reference to our Firm under the caption “Experts” in the prospectus.

Li & Company, PC

March 13, 2014